UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549
                    ____________________

                          FORM 8-K

                       CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange
                         Act of 1934

       Date of Report (Date of earliest event reported):
               April 16, 2004 (April 15, 2004)
                     ___________________

                    TORCH OFFSHORE, INC.
   (Exact Name of Registrant as Specified in its Charter)

                          000-32855
                  (Commission File Number)

          Delaware                           74-2982117
(State or Other Jurisdiction of            (IRS Employer
Incorporation or Organization)           Identification No.)

     401 Whitney Avenue, Suite 400
           Gretna, Louisiana                 70056-2596
(Address of Principal Executive Offices)     (Zip Code)

    Registrant's Telephone Number, Including Area Code:
                       (504) 367-7030

ITEM 7.   FINANCIAL STATEMENTS, PROFORMA FINANCIAL
          INFORMATION AND EXHIBITS.

          (a)  Not applicable.

          (b)  Not applicable.

          (c)  Exhibits.

          The following exhibits are filed herewith:

Exhibit No.                   Description
-----------	                  -----------
   99.1      Torch  Offshore, Inc. Press Release, dated
             April 15, 2004.

ITEM 12.  RESULT OF OPERATIONS AND FINANCIAL CONDITION.

On April 15, 2004, Torch Offshore, Inc. (the "Company") issued a press release announcing operating results for the quarter ended December 31, 2003. In addition, the Company announced the commencement of contract negotiations with Mariner Energy for the first pipelay project for the Midnight Express which is expected to take place in the fourth quarter of 2004 following the vessel conversion completion. A copy of this press release is furnished as Exhibit 99.1 to this report and incorporated by reference herein.

The Company has presented its EBITDA, as adjusted, for the three- and twelve-month period ended December 31, 2003 in the press release, which is a "non-GAAP" financial measure under Regulation G. The components of EBITDA, as adjusted, are computed by using amounts, which are determined in accordance with GAAP. As part of our press release informat-ion, we have provided a reconciliation of EBITDA, as adjusted, to net income/loss, which is its nearest compar-able GAAP financial measure. However, because EBITDA, as ad-justed is not based on any standardized methodology pre-scribed by GAAP, it is not necessarily comparable to similar measures presented by other companies. The Company included EBITDA, as adjusted, in the press release because it believes that it uses this measure as an internal benchmark against certain performance objectives and to provide investors and creditors additional information in assessing the Company's business in comparison to industry and other market competitive standards.


                          SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              TORCH OFFSHORE, INC.


                              By: /s/ ROBERT E. FULTON
Date: April 16, 2004          ------------------------
                              Robert E. Fulton
                              Chief Financial Officer


                      INDEX TO EXHIBITS

Exhibit No.                   Description
-----------				-----------
   99.1      Torch Offshore, Inc. Press Release, dated
             April  15, 2004.


                                                EXHIBIT 99.1

NEWS RELEASE
For immediate release to:
Analysts, Financial Community, Media
Contact: Bob Fulton (1) 504-367-7030
         Bradley Lowe (1) 504-367-7030

   Torch Offshore Announces 2003 Fourth Quarter and Annual
Results and Commencement of Contract Negotiations for the First
                Project for the Midnight Express

New Orleans, Louisiana USA, April 15, 2004

Torch   Offshore,   Inc.  (NASDAQ:  TORC)  (the   "Company")
announced  today  its fourth quarter and twelve  month  2003 financial results, as summarized below.

FOURTH QUARTER RESULTS
Revenues for the quarter ended December 31, 2003 were $19.4 million, a decrease of 20.9 percent compared to revenues of $24.5 million for the fourth quarter of 2002. Gross profit (revenues less cost of sales) for the fourth quarter of 2003 was $0.2 million or 1.2 percent of revenues compared to gross profit for the fourth quarter of 2002 which was $5.9 million, or 24.0 percent of revenues. The fourth quarter 2003 net loss was $6.8 million, or $0.54 per diluted share, compared to net income in the fourth quarter of 2002 which was $0.5 million, or $0.04 per diluted share. Fourth quarter 2003 net results were adversely impacted by a $1.6 million (non-cash) ($1.0 million after tax effect, or $0.08 per diluted share) SFAS No. 144 asset impairment charge related to the Midnight Carrier, $2.6 million ($1.7 million after tax effect, or $0.13 per diluted share) of charges relating to claims and settlements for work completed in prior periods and a $1.3 million ($0.11 per diluted share) deferred tax asset valuation allowance.

ANNUAL RESULTS
For the year ended December 31, 2003, revenues decreased 3.6 percent to $65.6 million generating a gross profit of $6.4 million or 9.7 percent of revenues, compared to 2002 revenues of $68.0 million that produced a gross profit of $14.6 million, or 21.5 percent of revenues. Included in cost of sales in 2003 was $2.1 million ($1.3 million after tax effect, or $0.11 per diluted share) of costs related to the termination of the Midnight Hunter charter. The net loss for the twelve months ended December 31, 2003 totaled $9.2 million, or $0.73 per diluted share, compared to net income in the twelve months ended December 31, 2002 which was $0.4 million, or $0.03 per diluted share. Net results for the year ended December 31, 2003 were adversely impacted by a $1.6 million (non-cash) ($1.0 million after tax effect, or $0.08 per diluted share) SFAS No. 144 asset impairment charge related to the Midnight Carrier, $3.0 million ($1.9 million after tax effect, or $0.15 per diluted share) of charges relating to claims and settlements for work completed in prior periods, a $0.5 million ($0.3 million after tax effect, or $0.03 per diluted share) charge related to costs to establish and commence bidding operations in Mexico and a $1.3 million ($0.11 per diluted share) deferred tax asset valuation allowance.

Our independent auditors, Ernst & Young LLP, concluded, as required by generally accepted auditing standards, that their auditors' report on the Company's 2003 financial statements, included in our annual report on Form 10-K, should include an explanatory paragraph regarding our ability to continue as a going concern, and accordingly, they included such a paragraph in their report. Therefore, the Company's management has developed a financial plan, that is fully described in the Company's Form 10-K filed with the SEC. Among other measures, our plan includes pursuing means of raising additional capital. Raising additional capital during 2004 and 2005 is a requirement for the Company to continue to conduct operations, meet its obligations and support the operations of the Midnight Express. Because certain transactions included in our business plan are not yet complete, there are inherent uncertainties associated with such transactions.

Lyle G. Stockstill, Torch Offshore, Inc. Chairman and Chief Executive Officer, commented, "Overall in 2003, market conditions remained relatively weak as drilling activity in the Gulf of Mexico continued at depressed levels. These levels of capital expenditures by the oil and natural gas companies drove market prices to lower levels, and as a result, adversely impacted our gross profit margins and utilization levels. Because of these market conditions, an adverse arbitration ruling related to the Midnight Hunter termination, and other events with a direct impact on our earnings, we experienced a significant loss in 2003."

Stockstill added, "We have disclosed our financial plan for 2004 in our annual report and are confident that it will provide sufficient financial resources. The Midnight Express was a large undertaking for a company of our size and this has put a burden on our current financial resources. However, we believe the payoff in this investment is on the short-term horizon as we expect the vessel to enter our active fleet in the second half of 2004."

RECENT DEVELOPMENTS
The Company is beginning contract negotiations with Mariner Energy for the first pipelay project for the Midnight Express which is expected to take place in the fourth quarter of 2004 following the vessel conversion completion. Although the specifics of the project have yet to be finalized, the work will take place in the Gulf of Mexico in water depths ranging up to 4,000 feet and will entail several of the challenging intricacies of deepwater pipelay, including pipe-in-pipe and a midline termination skid installation, the type of work the Midnight Express was designed and targeted to complete. We will provide further details at a later time once they are finalized.

Stockstill added, "As with the Midnight Wrangler and Midnight Hunter, the Midnight Express has found a welcome market upon its introduction to our active fleet. We are quite excited about the opportunity to utilize the Midnight Express on this project for Mariner Energy and we thank them for the opportunity. The Midnight Express is a dynamic vessel that has the ability to revitalize our Company - and this work for Mariner Energy is only the first step for this vessel and our future in the deep waters of the world."

CONFERENCE CALL
A conference call will be held at 10:00 a.m. (Central Time) on Thursday, April 15, 2004. To participate by telephone, United States callers can dial (800) 599-9795 and international callers can dial (617) 786-2905 ten to fifteen minutes prior to the starting time. The conference ID for all callers is 49963439. The conference call will also be webcast live on the Internet through the Investor Relations page on the Company's web site, www.torchinc.com.

The call will be available for replay beginning at 1:00 p.m. (Central Time) on Thursday, April 15, 2004 and ending at midnight (Central Time) on Wednesday, April 21, 2004. For callers in the United States, the toll-free number for the replay is (888) 286-8010. For international callers, the number is (617) 801-6888. The conference ID for all callers for the replay is 51638353. All individuals listening to the conference call or the replay are reminded that all conference call material is copyrighted by Torch Offshore, Inc. and cannot be recorded or rebroadcast without Torch Offshore, Inc.'s express written consent.

Established in 1978, Torch Offshore, Inc. is involved in offshore pipeline installation and subsea construction for the oil and natural gas industry. Torch Offshore, Inc. is expanding beyond its established shallow water niche market in order to serve the industry's worldwide growing needs in the deep waters.

Any statements made in this news release, other than those of historical fact, about an action, event or development, which the Company hopes, expects, believes or anticipates may or will occur in the future, are forward-looking statements under the Private Securities Litigation Act of
1995. The forward-looking statements in this news release include statements about the capabilities of the Company's vessels and the sufficiency of the Company's resources. Such statements are subject to various assumptions, risks and uncertainties, which are specifically described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 filed with the Securities and Exchange Commission, as well as other factors that may not be within the Company's control, including, specifically, oil and natural gas commodity prices, weather conditions and offshore construction activity levels. Although the Company believes its expectations are based on reasonable assumptions, it gives no assurance that the Company's assumptions and projections will prove to be correct. Actual results may differ materially from those projected.

                                                   PR 04-008
                            # # #

                        TORCH OFFSHORE, INC.
                      Statements of Operations
               (in thousands, except per share data)

                        Three Months             Year
                           Ended                Ended
                        December 31,         December 31,
                     -----------------    ------------------
                       2003      2002       2003      2002
                       ----      ----       ----      ----
Revenues             $19,390    $24,522   $65,557   $67,990
Cost of revenues:
 Cost of sales        19,154     18,646    59,170(B) 53,341
 Depreciation and
  amortization         3,736(C)   1,907     9,368(C)  7,540
 General and
  administrative
  expenses             2,219      1,270     6,536     4,767
 Other operating
  expense              3,518(D)   1,966(A)  3,518(D)  1,966(A)
                     -------    -------    ------   -------
  Total cost of
   revenues           28,627     23,789    78,592    67,614
                     -------    -------    ------   -------
Operating income
 (loss)               (9,237)       733   (13,035)      376
                     -------    -------    ------   -------
Other income
(expense):
 Interest expense          -         93         -         -
 Interest income           -         12         1       232
 Gain on early
  retirement of debt     885          -       885         -
                     -------    -------     ------   ------
  Total other
   income                885        105       886       232
                     -------    -------     ------   ------
Income (loss) before
 income taxes         (8,352)       838    (12,149)     608
Income tax benefit
 (expense)             1,594(E)    (294)     2,923(E)  (213)
                     -------    -------     ------   ------
Net income (loss)
 attributable to
 stockholders        $(6,758)   $   544    $(9,226)  $  395
                     =======    =======     ======   ======

Net income (loss) per
 common share:
     Basic           $(0.54)    $  0.04    $ (0.73)  $ 0.03
                   (C),(D),(E)     (A) (B),(C),(D),(E)  (A)
                   ===========  ======= =============  ====
     Diluted         $(0.54)    $  0.04    $ (0.73)  $ 0.03
                    (C),(D),(E)    (A) (B),(C),(D),(E)  (A)
                   ===========  ======= =============  ====

Weighted average
 common stock
 outstanding:
     Basic             12,639    12,635     12,637   12,692
                       ======    ======     ======   ======
     Diluted           12,639    12,636     12,637   12,695
                       ======    ======     ======   ======

Other data:
  EBITDA, As Adjusted
   (F),(G)             $(4,616)  $3,692    $(2,782)  $8,968
                       =======   ======     ======   ======

(A) Includes a noncash specific charge of $0.9 million
 ($0.04 per diluted share for the fourth quarter of 2002 and $0.04 per diluted share for the year ended December
 31, 2002, net of related income tax effects) resulting from the write off of certain costs due to the termination of the Midnight Hunter charter agreement and a noncash specific charge of $0.2 million ($0.01 per diluted share for the fourth quarter of 2002 and $0.01 per diluted share for the year ended December 31, 2002, net of related income tax effects) resulting from the write off of certain financing costs related to the Midnight Express.

(B) Includes $2.1 million ($0.11 per diluted share for the year ended December 31, 2003, net of related income tax effect) of costs related to the termination of the Midnight Hunter charter.

(C) Includes a noncash specific charge of $1.6 million
 ($0.08 per diluted share for the fourth quarter of 2003 and $0.08 per diluted share for the year ended December
 31, 2003, net of related income tax effects) resulting from an asset impairment charge on the Midnight Carrier.

(D) Includes $2.6 million ($0.13 per diluted share for the fourth quarter of 2003, net of related income tax effects) in the fourth quarter of 2003 and $3.0 million
 ($0.15 per diluted share for the year ended December 31, 2003, net of related income tax effects) in the 2003 year of charges relating to claims and settlements for work completed in prior periods.

(E) Includes a deferred tax asset valuation allowance of $1.3 million ($0.11 per diluted share for the fourth quarter of 2003 and $0.11 per diluted share for the year ended December 31, 2003).

(F) The Company calculates EBITDA, as adjusted, as earnings before net interest, income taxes, depreciation and amortization and certain other vessel charges. Please see Condensed Balance Sheet and Other Information included in this news release for a reconciliation of EBITDA, as adjusted, to net income/loss. EBITDA, as adjusted, is presented here to provide additional information about our operations. EBITDA, as adjusted, is not a calculation based on generally accepted accounting principles (GAAP) and should not be considered as an alternative to net income/loss, as an indicator of our operating performance or as an alternative to cash flow as a better measure of liquidity. In addition, our EBITDA, as adjusted, calculation may not be comparable to similarly titled measures of other companies.


                          TORCH OFFSHORE, INC.
                        Condensed Balance Sheet
                        and Other Information
                (in thousands, except per share data)


                                 December 31,   December 31,
                                     2003             2002
                                 -----------    ------------
Assets
Current assets                     $ 24,081         $ 31,373
Property, net                       143,266           67,561
Other assets                          2,559            2,970
                                   --------         --------
     Total assets                  $169,906         $101,904
                                   ========         ========

Liabilities and
Stockholders' Equity
Accounts payable - trade           $ 15,148         $  7,677
Accrued expenses and
 other                                7,707            7,393
Midnight Express Finance
 Facility                            45,639                -
Current portion of long-
 term debt                            3,396               14
Receivable line of
 credit                               7,227            4,271
                                   --------         --------
 Total current
  liabilities                        79,117           19,355
Deferred income taxes                     -            2,636
Long-term debt, less
 current portion                     20,057               46
Stockholders' equity                 70,732           79,867
                                   --------         --------
 Total liabilities
  and stockholders' equity         $169,906         $101,904
                                   ========         ========


                          Three Monts              Year
                             Ended                Ended
                          December 31,         December 31,
                          ------------         ------------
                          2003    2002        2003     2002
                          ----    ----        ----     ----
EBITDA, As Adjusted,
Reconciliation (G):
  Net income (loss)    $(6,758) $  544     $(9,226)   $ 395
  Income tax expense
   (benefit)            (1,594)    294      (2,923)     213
  Interest (income)
   expense                   -    (105)         (1)    (232)
  Depreciation and
   amortization          3,736   1,907       9,368    7,540
  Vessel charges             -   1,052           -    1,052
                       -------   -----      ------   ------
  EBITDA, As Adjusted  $(4,616) $3,692     $(2,782)  $8,968
                       =======   =====      ======   ======

   (B) We have disclosed EBITDA, as adjusted, a non-GAAP measure determined as described in item (F) above, because we use this measure as an internal benchmark against certain performance objectives and to provide investors and creditors additional information in assessing our business in comparison to industry and other market competitive standards.